This Termination Agreement and Mutual Release (this “Agreement”), dated as of December 24, 2010 is entered into by and by and among STANDARD GOLD CORP., a Nevada corporation (“Standard Gold”), PHYTOMEDICAL TECHNOLOGIES, INC., a Nevada corporation (the “Company”), the persons listed on Exhibit A annexed hereto, representing the holders of all of the issued and outstanding securities of Standard Gold (the “Standard Gold Stockholders”) and Sierchio & Company, LLP as the escrow agent (the “Escrow Agent”). The Company, Standard Gold and the Standard Gold Stockholders are sometimes herein collectively referred to as the “Parties” and individually as a “Party”).

Whereas, the Parties entered into a Share Exchange Agreement dated October 22, 2010 (the “SEA”) pursuant to which the Company, subject to the satisfaction of certain conditions, was to acquire all of the issued and outstanding shares of Standard Gold in exchange for 607,539,940 shares of its common stock (the “SGC Acquisition”); and

            Whereas, the Company and Standard Gold entered into a Bridge Loan Agreement dated August 25, 2010 pursuant to which the Company loaned Standard Gold $30,000 (the “Loan”); and

            Whereas, the Loan is evidenced by a promissory note dated August 25, 2010, which was issued and delivered by Standard Gold to the Company (the “Promissory Note”); and

Whereas, the Parties now wish to terminate the SEA and the other Transaction Documents (as defined below) and enter into a mutual release of all claims arising out of or otherwise related thereto, on the terms and subject to the conditions of this Agreement;

Now, Therefore, in consideration of the foregoing premises, the representations, warranties and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.      Certain Definitions.

(a)    As used herein, the following terms shall mean:

“Affiliate” means with respect to any Person, any other Persons directly or indirectly controlling, controlled by or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Company Released Parties” means the Company and each of its Affiliates and their present and former directors, officers, managers, control persons, stockholders, beneficiaries, members, employees, representatives and agents (as applicable), and any successors and assigns thereof.

“Standard Gold Released Parties” means Standard Gold and each of its Affiliates and their present and former directors, officers, managers, control persons, the Standard Gold Stockholders, beneficiaries, members, employees, representatives and agents (as applicable), and any successors and assigns thereof.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, trust or any other entity or organization.

“Transaction Documents” means the SEA and any agreement, instrument or other document executed and delivered by the Company or any of its Affiliates, on the one hand, and Standard Gold or any of its Affiliates, on the other hand, in connection with, arising out of or otherwise relating to the SEA, other than this Agreement, the Bridge Loan Agreement and the Promissory Note.

(b)        All other capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the SEA.

            2.         Termination. Effective as of the date hereof, the Parties agree that the SEA and each of the other Transaction Documents are hereby terminated, null and void  ab initio and shall be of no further force and effect whatsoever, except and unless as otherwise set forth herein, and no Party under the SEA or any other Transaction Document shall have any continuing rights, obligations or liability in connection therewith or be entitled to any further benefits thereunder; provided, however, that nothing contained in this Agreement shall constitute a waiver, release or termination of any rights to enforce the terms of this Agreement.

            3.         Payment of the Promissory Note. On or prior to its delivery of this Agreement, Standard Gold shall have delivered to the Escrow Agent an amount equal to the outstanding principal balance of the Promissory Note plus accrued and unpaid interest thereon through the date hereof (collectively, the “Escrowed Funds”) to be applied in payment of the Promissory Note in accordance with the provisions of Section 4 hereof.

            4.         The Escrow and Repayment of the Promissory Note.

           (a)         Intention to Create Escrow over Escrowed Funds.  The Company intends that the Escrowed Funds shall be held in escrow by the Escrow Agent pursuant to this Agreement and released in accordance herewith.

           (b)         Escrow Agent to Deliver Escrowed Funds.  The Escrow Agent shall hold and release the Escrowed Funds only in accordance with the terms and conditions of this Agreement.

           (c)         No Duty to Enforce Collection.  The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the escrow account.

           (d)           Release of Escrowed Funds.

            (1)        The execution and delivery of this Agreement by Standard Gold and the Company to the Escrow Agent shall constitute the irrevocable instruction to the Escrow Agent by each of Standard Gold and the Company to the Escrow Agent to release and deliver promptly the Escrowed Funds to the Company.  If the Escrow Agent does not receive such executed copy of this Agreement by December 31, 2010 it shall promptly release and deliver the Escrowed Funds to Standard Gold.

            (2)        Notwithstanding any provision contained herein, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrowed Funds in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be reasonably satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

            (3)        Standard Gold and the Company acknowledge that the only terms and conditions upon which the Escrowed Funds are to be released are set forth in this Section 4(d).  Any dispute with respect to the release of the Escrowed Funds shall be resolved pursuant to Section 4 (e)(8) or by agreement between the Company and the Escrow Agent.

           (e)        Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

          (1)        The Parties acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether the Company or Standard Gold is entitled to receipt of the Escrowed Funds pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by the Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult counsel reasonably satisfactory to the Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (2)        The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at its request and that the Escrow Agent shall not be liable for any action taken by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement.  The Company and Standard Gold agree to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence, willful misconduct or material breach of this Agreement on the Escrow Agent’s part committed in its capacity as the Escrow Agent on behalf of the Company and Standard Gold under this Agreement and to no other person.

          (3)        The Escrow Agent may at any time resign as the Escrow Agent hereunder by giving five days prior written notice of resignation to the Company and Standard Gold.  Prior to the effective date of the resignation as specified in such notice, Standard Gold will issue to the Escrow Agent a written instruction, signed by a duly authorized officer of Standard Gold, authorizing delivery of the Escrowed Funds to a substitute escrow agent (“Substitute Escrow Agent”) selected by Standard Gold.  If no successor escrow agent is named by the Standard Gold within five (5) business days of the Escrow Agent’s resignation, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York to appoint a successor escrow agent, and to deposit the Escrowed Funds with the clerk of any such court.

          (4)        The Escrow Agent does not have and will not have any interest in the Escrowed Funds, but is serving only as escrow agent, having only possession thereof.

          (5)        This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto, and no implied duties or obligations shall be read into this Agreement.

          (6)        Standard Gold and the Standard Gold acknowledge that the Escrow Agent has acted as legal counsel to the Company in connection with the SEA Transaction Documents and this Agreement            and will continue to provide such continue to provide legal services to the Company from time to time, including, but not limited to, any disputes arising under this Agreement.

          (7)        The provisions of this Section 4(e) shall survive the resignation of the Escrow Agent or the termination of this Agreement.

                       (8)        Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                      (a)           If any litigation shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Funds, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to, to (i) refrain from taking any action other than to continue to hold the Escrowed Funds pending receipt of a written instruction from Standard Gold, signed by a duly authorized officer of Standard Gold, or (ii)  deposit the Escrowed Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Company and Standard Gold and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Funds.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                      (b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Company, Standard Gold or to any other person, firm, corporation or entity by reason of such compliance.

            4.         Release of Company Released Parties. Standard Gold and each of the Standard Gold Stockholders hereby fully and finally releases and discharges each of the Company Released Parties from any and all actions, causes of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, whether known or unknown, whether absolute, matured, contingent or otherwise, in law or equity (collectively, “Claims”), that Standard Gold and each of the Standard Gold Stockholders or any of the Standard Gold Released Parties ever had or now has or have against any of the Company Released Parties, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of the date of this Agreement in connection with, arising out of, or in any manner related to the SEA or the Transaction Documents except for any Claims arising under this Agreement. Standard Gold and each of the Standard Gold Stockholders further agrees that it will not file or permit to be filed on its behalf any such Claim, including by any of the Casey Released Parties. This release is for any and all relief, no matter how denominated, including, without limitation, injunctive relief, compensatory damages, and punitive damages.

            5.         Release of Standard Gold Released Parties. The Company hereby fully and finally releases and discharges each of the Standard Gold Released Parties from any and all Claims that the Company or any of the Company Gold Released Parties ever had or now has or have against any of the Standard Gold Released Parties, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of the date of this Agreement in connection with, arising out of, or in any manner related to the SEA or the Transaction Documents except for any Claims arising under this Agreement except for any Claims arising under this Agreement. The Company further agrees that it will not file or permit to be filed on its behalf any such Claim, including by any of the Company Released Parties. This release is for any and all relief, no matter how denominated, including, without limitation, injunctive relief, compensatory damages, and punitive damages.

            6.         Ownership of Released Claims; Waiver of Rights. Each Party represents and warrants to the other that no other Person has any interest in any Claims released by this Agreement, and that they have not sold, assigned, transferred, pledged, conveyed or otherwise disposed of any claims released by this Agreement. As to all Claims released herein, each of the Parties hereby expressly waives, to the fullest extent permissible under law, any and all rights they may have or claim to have under any provision of law that in any way limits the terms of a release to Claims which the Parties are aware of at the time of the execution of the release. In connection with such release, the Parties acknowledge that they are aware that they may hereafter discover Claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true, with respect to the matters released herein. Nevertheless, it is the intention of the Parties fully, finally and forever to release all matters released herein. In furtherance of such intention, this release shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional or different Claims or facts relative thereto.

            7.         Representations and Warranties.

                        (a)        The Company Representations.      The Company represents and warrants to the other Parties that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions of this Agreement, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                        (b)       The Standard Gold Representations.          Standard Gold represents and warrants to the Company that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions of this Agreement, (b) this Agreement has been duly authorized, executed and delivered by such party, (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity, and (d) the person signing and delivering this Agreement on behalf of the Standard Gold Stockholders has full power and authority to do so.

                        (c)        The Standard Gold Stockholders Representations.           Standard Gold represents and warrants to the Company that: (a) he she or it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions of this Agreement, (b) this Agreement has been duly authorized, executed and delivered by such party, (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity and (d) the person signing and delivering this Agreement on behalf of the Standard Gold Stockholders has full power and authority to do so.

            8.           Public Announcement.  The Parties acknowledge that the Company will file a Form 8-K with the Securities and Exchange Commission with respect to this Agreement and the termination of the SEA may issue a press release, which it will deliver to Standard Gold for comment prior to issuance.   Notwithstanding the foregoing, the Company will be permitted to make reference to the matters addressed in this Agreement in other press releases or required filings with the Securities and Exchange Commission, provided that such references are consistent in substance with the Release or are required by applicable law or listing requirements.

            9.         Third-Party Beneficiaries; Assignment. The Parties acknowledge and agree that each of the Company Released Parties and each of the Standard Gold Released Parties shall be third-Party beneficiaries of this Agreement for purposes of relying upon and enforcing the release and discharge of the Parties pursuant to Sections 5 and 6 above. All rights and obligations hereunder shall not be assignable without the prior written consent of the other Party.

            10.       Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

               11.     Unknown Claims.     Each of the parties hereto agrees that (i) the releases contemplated by this Agreement extend to claims that the parties granting the release (the “Releasing Parties”) do not know or suspect to exist at the time of the release, which if known, might have affected the Releasing Parties’ decision to enter into the release, (ii) the Releasing Parties shall be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by law, the provisions, rights, and benefits of § 1542 of the California Civil Code, to the extent applicable to any Releasing Party and (iii) the Releasing Parties shall be deemed to waive any and all provisions, rights, and benefits conferred by any federal, state, local, statutory, or common law or any other law, rule, or regulation, including the law of any jurisdiction outside of the United States, which is similar, comparable, or equivalent to California Civil Code § 1542.

            12.       Entire Agreement. This Agreement, the Promissory Note and Bridge Loan, constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and, except with respect to the Escrow Agreement, supersedes all prior discussions, agreements and understandings of the Parties hereto with respect to such subject matter, including without limitation the Transaction Documents.

            13.       Amendment. This Agreement shall not be amended, supplemented, rescinded or otherwise modified, nor may any provision hereof be waived or terminated, except by a written instrument signed by each of the Parties hereto.

            14.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes.  Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

            15.       Construction.

                        (a)        For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; and (ii) the division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement; and (vi) except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

                        (b)        Each of the parties hereto has been represented by legal counsel except to the extent that such party has declined legal counsel.  Accordingly, the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            16.       Governing Law. GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal Court.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STANDARD GOLD CORP.

By:___________________________

Name:________________________

Title:_________________________

PHYTOMEDICAL TECHNOLOGIES, INC.

By:___________________________

Name:________________________

Title:_________________________

                SIERCHIO & COMPANY, LLP, as Escrow Agent

            By: ________________________________

            Title: ______________________________

[SIGNATURE PAGE FOR STANDARD GOLD STOCKHOLDERS FOLLOWS ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STANDARD GOLD STOCKHOLDERS:

Josie Mann	Kian Ehsan
Darren Mann	Kristian Andresen
Ethny Lindsay	Theresa Grigg
Casa Madrid Holdings, Inc.	Boucheron Investments
Joyce Lindsay	David Sidders
Rosalind Lindsay	Lindsay Capital
Denis Corin	Derrick Townsend
Oliver Lindsay	James Taylor
Johnathan Lindsay	Cat Brokerage AG
Randall Reneau	Clifton Pinkard
Stefanus International Inc.	Charna Fuchs
Daniel Bleak	Michael & Jennifer Evans
Joshua Bleak	New Paradigm Capital
Floyd Bleak	Copper Eagle
Taylor Housser	Berlin Financial Corp.
Glynn Fisher	NPX Metals, Inc.
Anthony Huston	Alan S. Honig C/F Harrison Honig UTMA/FL
Sandra Corin	Alan S. Honig C/F Cameron Honig UTMA/FL
Alan S. Honig C/F Ryan Honig UTMA/FL
Alan S. Honig C/F Jacob Honig UTMA/FL
Sandor Capital Master Fund, L.P.
Barry Honig

BY:                 _______________________________________

Name:              John Lindsay

Title:                Attorney in Fact for each of the above named Standard Gold Corp. Shareholders

EXHIBIT A

STANDARD GOLD STOCKHOLDERS

Josie Mann	Kian Ehsan
Darren Mann	Kristian Andresen
Ethny Lindsay	Theresa Grigg
Casa Madrid Holdings, Inc.	Boucheron Investments
Joyce Lindsay	David Sidders
Rosalind Lindsay	Lindsay Capital
Denis Corin	Derrick Townsend
Oliver Lindsay	James Taylor
Johnathan Lindsay	Cat Brokerage AG
Randall Reneau	Clifton Pinkard
Stefanus International Inc.	Charna Fuchs
Daniel Bleak	Michael & Jennifer Evans
Joshua Bleak	New Paradigm Capital
Floyd Bleak	Copper Eagle
Taylor Housser	Berlin Financial Corp.
Glynn Fisher	NPX Metals, Inc.
Anthony Huston	Alan S. Honig C/F Harrison Honig UTMA/FL
Sandra Corin	Alan S. Honig C/F Cameron Honig UTMA/FL
Alan S. Honig C/F Ryan Honig UTMA/FL
Alan S. Honig C/F Jacob Honig UTMA/FL
Sandor Capital Master Fund, L.P.
Barry Honig